Calculation of Filing Fee Tables
S-1
Polar Power, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	17,474,208	$ 1.522	$ 26,595,744.58	0.0001381	$ 3,672.87
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,595,744.58		$ 3,672.87
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,672.87
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock. Represents shares of Common Stock, par value $0.0001 per share ("Common Stock"), consisting of shares that the registrant may, in its sole discretion, elect to issue and sell to Roth Principal Investments, LLC, the selling stockholder, from time to time under the Common Stock Purchase Agreement, dated as of July 23, 2026, by and between the registrant and the selling stockholder, all of which shares are being registered for resale by the selling stockholder. The registrant is not offering or selling any shares of Common Stock under this registration statement and will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on July 22, 2026, a date within five business days prior to the date of the initial filing of this registration statement. Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date